THE RIGHTS OF HOLDERS OF RECEIPTS TO DIRECT THE VOTING OF

SHARES MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH (10) BELOW

EXHIBIT A TO DEPOSIT AGREEMENT

No.

_______________________________

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share

 represents one (1) deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPTS

EVIDENCING

AMERICAN DEPOSITARY SHARES

REPRESENTING

ORDINARY SHARES OF ~~28p~~1 POUND NOMINAL VALUE PER SHARE OF

~~SIX CONTINENTS PLC~~

INTERCONTINENTAL HOLTELS GROUP PLC

(INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES)

THE BANK OF NEW YORK, as Depositary (the "Depositary"), hereby certifies that            _____________________________     is the owner of          American Depositary Shares, representing deposited ~~Ordinary Shares~~ordinary shares of ~~28p~~1 pound nominal value per share ("Shares"), or evidence of rights to receive such, of ~~SIX CONTINENTS~~INTERCONTINENTAL HOTELS GROUP PLC (the "Company").  At the date hereof, each American Depositary Share represents one Share or evidence of rights to receive such Share deposited under the Deposit Agreement (hereinafter defined) at the principal London office of THE BANK OF NEW YORK, as Custodian (the "Custodian").  The Depositary’s Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1. THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of the American Depositary Receipts (the "Receipts") issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December 12, 1989 as amended and restated as of January 27, 1992, as further amended and restated as of February 9, 1998, ~~and~~ as further amended and restated as of July 30, 2001, and as further amended and restated as of ___________, 2003  (as it may be further amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and the Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights and obligations of Holders of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of, or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called the "Deposited Securities").  Copies of the Deposit Agreement and the Company's Articles (as defined in the Deposit Agreement) are on file at the Corporate Trust Office of the Depositary (as defined in the Deposit Agreement), the office of the Custodian and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt and upon payment of the fee of the Depositary provided for in paragraph (6) on the face of this Receipt, and, subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to the delivery to such Holder or upon the order of such Holder of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  Delivery of such Deposited Securities may be made by the delivery of ~~certificates (or other proper documents of title)~~(a) Shares in the name of ~~the~~such Holder ~~hereof~~ or as ordered by ~~such Holder~~him or by ~~the delivery of~~ certificates ~~(or other proper documents of title)~~ properly endorsed or accompanied by proper instruments of transfer~~.  Such delivery will~~ to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay and, at the option of the Holder hereof, shall be made either at the office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor to the Corporate Trust Office of the Depositary in the Borough of Manhattan, The City of New York; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

The Depositary will not deliver Shares except upon the receipt and cancellation of Receipts.

3. TRANSFERS, SPLIT-UPS AND COMBINATIONS; LIMITATIONS.

This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the transfer books, at any time or from time to time, with the Company's approval, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge with respect thereto, any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and any applicable fees as provided in paragraph (6) on the face of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require generally or against deposits of particular Shares compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (21) of this Receipt.

The Depositary may refuse to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it or the Custodian has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may require by written request to the Depositary or Custodian.  After consultation with the Company, the delivery of Receipts against the deposits of Shares may be suspended or withheld, registration of transfer or surrender of Receipts may be refused or suspended, in particular instances or generally during any period when the transfer books of the Depositary, the Company or any Share Registrar (as defined in the Deposit Agreement) are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time subject to paragraph (21) hereof.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a Shareholders' Meeting, or the payment of dividends (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the United States Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4. LIABILITY OF HOLDER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer and withdrawal of Deposited Securities represented by this Receipt, until such payment is made, and may withhold any dividends or other cash  distributions constituting Deposited Securities represented by this Receipt, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder hereof shall remain liable for any deficiency.

5. WARRANTIES BY DEPOSITOR.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that any such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and not subject to preemptive rights, and that the person making such deposit is duly authorized to do so.  Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6. CHARGES OF DEPOSITARY.

The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts issued or surrendered.  The Company will pay in accordance with the Deposit Agreement all other charges of the Depositary and those of any Receipt Registrar, with the exception of (i) stock transfer or other taxes and other governmental charges, (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities, (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities, and (iv) charges of the Depositary in connection with the conversion of Foreign Currency into U.S. dollars.

The Depositary, subject to Paragraph (7) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

7.

PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

~~In its capacity as Depositary, the Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts; provided, however, that the Depositary reserves the right to (i) issue~~ Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares ~~pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to~~ pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts ~~pursuant to Section 2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received.  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction~~ which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts ~~or Shares~~ are to  be delivered (the "Pre-Releasee") that ~~such person~~the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary ~~deems appropriate~~determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The ~~Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to~~number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the ~~Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held~~Shares deposited under the Deposit Agreement~~, respectively~~; provided, however, that the Depositary reserves the right to ~~change or~~ disregard such limit from time to time as it deems ~~appropriate~~reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to ~~the number of Receipts and Shares involved in~~Pre-Release transactions to be ~~done~~entered into under the Deposit Agreement with any ~~one person~~particular Pre-Releasee on a case ~~by case basis as it deems appropriate~~-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  ~~The Company will have no liability whatsoever to the Depositary or any Holder with respect to any representations, actions or omissions by the Depositary or any Holder pursuant to Section 2.09 of the Deposit Agreement.~~

8. TITLE TO RECEIPTS.

Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

9. VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of such registrar.

10. DISCLOSURE OF INTERESTS.

Notwithstanding any other provision of the Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Articles and the Companies Act 1985 of Great Britain (the "Companies Act") and the remedies of the Company under the Articles and the Companies Act for noncompliance therewith, each Holder agrees to comply with requests from the Company or the Depositary made under the Articles or the Companies Act as it currently exists at the date of the Deposit Agreement or as the same may be amended or modified or under any similar law as may be enacted, to provide information as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested (as defined in the Companies Act) in such Receipts and the nature of such interest.  Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Holder's Receipts and, if such Shares represent 0.25 percent or more of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts.  The Depositary agrees to use its reasonable best efforts to forward any such requests from the Holder or to take any other reasonable actions specified by the Company to obtain such information.

In addition, any holder of a Receipt who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more (or such other amount as may be required by the Companies Act) of the outstanding Shares, or is aware that another person for whom it holds such Receipt is so interested, shall within two business days (or such other time as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon certain changes in such interest, notify the Company as  required by the Companies Act.

11. AVAILABLE INFORMATION.

The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934.  Such information and any reports or other information which the Company may at any time be required to provide or to file with the Commission may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

12. DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if such cash dividend or distribution is received in a foreign currency and can in the judgment of the Depositary be converted on a reasonable basis into dollars transferable to the United States and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into U.S. dollars distributable to the Holders of Receipts entitled thereto and distribute the amount thus received (net of reasonable and customary expenses incurred by the Depositary in the conversion of foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by the Receipts held by them, respectively; provided that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.  ~~If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in U.S. dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto for whom such conversion and distribution is not practicable.  If~~Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property which it so receives to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that, if in the opinion of the Depositary ~~any distribution other than cash or Shares upon any Deposited Securities~~ it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if ~~for any other reason~~   for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders or beneficial holders) the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary may, with the Company's approval, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the ~~sale (at~~ public or private sale~~)~~ of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of Receipts entitled thereto of the net proceeds of any such sale as in the case of a cash distribution ~~received in cash~~.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company~~'~~’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares ~~corresponding to~~representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the ~~number~~amount of Shares ~~corresponding to~~represented by the aggregate of such fractions and distribute the net proceeds, ~~converted into U.S. dollars if not in such U.S. dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto~~all in a manner and subject to the conditions described in Section 4.02 of the Deposit Agreement.  If additional Receipts are not so ~~distributed~~, each American Depositary Share shall thenceforth also represent the ~~right to receive the additional Shares distributed in respect of the Deposited Securities corresponding thereto~~additional Shares so distributed upon such Deposited Securities represented thereby.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.  In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.  If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may, after consultation with the Company, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.  The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Holders or are registered under the provisions of such Act.  If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.  Nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with the Securities and Exchange Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of Receipts.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to whether such rights are to be made available to the Holders of Receipts; provided that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if the Depositary determines that it is lawful and feasible to do so, or (b) if the Depositary determines that making such rights available is not lawful or not feasible, or if such rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may, after consultation with the Company, deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.  Notwithstanding the foregoing, nothing contained herein shall create or be construed to create any obligation on the part of the Company to file a registration statement with the Securities and Exchange Commission or endeavor to have such registration statement declared effective, so as to allow rights to be made available to Holders of Receipts.

13. CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and such U.S. dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert, by sale or in any other manner that it may determine such Foreign Currency into U.S. dollars and such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application or approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right  to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency proceeds for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, can be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution to U.S. dollars to the extent permissible to the Holders of Receipts entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for the respective accounts of the Holders entitled thereto for whom such conversion and distribution is not practicable.

14. RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meetings of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company, (a) for the determination of the Holders of Receipts who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, (ii) or to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares subject to the provisions of the Deposit Agreement.

15. VOTING OF DEPOSITED SECURITIES.

~~(i)~~ (i) As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which shall be in the ~~sole~~ discretion of the Depositary, after consultation with the Company, which notice shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Charter, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with paragraph (ii) below if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request; provided that the Depositary, unless specifically instructed by at least five Holders or by Holders of Receipts representing not less than 10% of the total voting rights of all Holders of Receipts, shall not join in demanding a poll.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

~~(ii)~~

~~Unless the Company shall request in writing to the contrary, if~~(ii)

If no instructions are received by the Depositary from any Holder ~~on or before the date established by the Depositary for such purpose, the Depositary will~~with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the Instruction Date, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary ~~will~~shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities ~~represented by the American Depositary Shares evidenced by such Holder's Receipts;~~, provided, ~~however,~~ that no such ~~discretionary proxy~~instruction shall be given with respect to any ~~proposition as to which the Depositary has actual knowledge (a) involves any solicitation of opposing proxies or other~~matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (~~b) authorizes a merger, consolidation or any other~~z) such matter ~~which may~~ materially ~~affect~~and adversely affects the rights ~~or privileges~~ of ~~the~~ holders of ~~Deposited Securities or Receipts~~Shares.

~~Such voting is subject to the provisions of Paragraph (10) of this Receipt and~~(iii)

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in Section ~~3.04~~4.07 of the Deposit Agreement.

16. CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or otherwise in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement and the American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

17. REPORTS; INSPECTION OF TRANSFER BOOKS.

The Depositary will make available for inspection by Holders of Receipts at the Depositary's Office and at ~~any other designated transfer offices~~the office of the Custodian, any notices, reports and communications received from the Company which are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also, upon written request, mail or make available to Holders of Receipts copies of such reports and communications when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep books, at its transfer office in New York City, for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

18. WITHHOLDING.

Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

19. LIABILITY OF THE COMPANY AND THE DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or beneficial holder of ~~this~~any Receipt, if, by reason of any provision of any present or future law ~~of any~~or regulation, of the United States or the United Kingdom or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum or the Articles ~~of the Company or the Deposited Securities~~, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God, war, terrorism or other ~~circumstance~~circumstances beyond ~~either of their~~its control~~,~~ the Depositary or the Company ~~will~~shall be prevented, delayed or forbidden from, or ~~delayed in~~be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement, or the Deposited Securities it is provided shall be done or performed, nor shall the Depositary, or the Company be obligated to do or perform any act or thing which obligation is inconsistent with the provisions of the Deposit Agreement; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder or beneficial holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, the Memorandum or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not legally be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or beneficial holders of Receipts, except that they agree to act without negligence or bad faith in the performance of their obligations specifically set forth in the Deposit Agreement.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote; provided that any such action or inaction is in good faith.  The Company has agreed to indemnify the Depositary and the Custodian against and hold each of them harmless from, any liability or expense which may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents or (b) out of ~~the offer, sale~~ or in connection with the registration ~~with the United States Securities and Exchange Commission~~ of Receipts, American Depositary Shares~~,~~ or ~~any Deposited Securities.~~Deposited Securities with the Commission or the offer or sale thereof to the public except to the extent such liability or expense arises out of information relating to the Depositary or the Custodian as the case may be furnished, in writing to the Company by the Depositary or the Custodian, as the case may be, and not materially altered or changed by the Company, expressly for use in any registration statement, proxy statement, prospectus or preliminary prospectus relating to the Receipts or the Shares represented by the American Depositary Shares or omissions from such information.  The indemnities contained in the preceding sentence shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding sentence shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.    No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

20. RESIGNATION AND REMOVAL OF DEPOSITARY; SUBSTITUTION OF CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time appoint a substitute custodian approved by the Company and the term "Custodian" shall also refer to each such substitute.

21. AMENDMENT OF DEPOSIT AGREEMENT AND RECEIPTS.

The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary.  Any amendment which shall impose or increase any fees of the Depositary for the execution and delivery or the cancellation of Receipts except for taxes and other governmental charges, or which shall otherwise prejudice any substantial existing right of Holders, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder of a Receipt at the time any such amendment so becomes effective, if such Holder shall be given such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby~~.~~, except in order to comply with mandatory provisions of law, if any.

22. TERMINATION OF DEPOSIT AGREEMENT.

The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days notice to the Holders) at any time 90 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of ~~two years~~one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

23. COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has  under the Deposit Agreement or the Receipt to ~~prevent~~permit the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.

DIRECT REGISTRATION SYSTEM; DRS.

 (a)

American Depositary Shares may be maintained by the Depositary in book-entry form known as the "Direct Registration System" ("DRS").  Upon issuance of American Depositary Shares, the American Depositary Shares of each Holder will be credited to the DRS account of each such Holder and in each such Holder’s name.  Each Holder will be given the option of (i) receiving a certificate representing its American Depositary Shares, (ii) transferring such American Depositary Shares to a broker designated by each and every person or entity in whose name such American Depositary Shares are registered on the books of the Depositary or (iii) maintaining their American Depositary Shares in DRS.

 (b)

The Company understands that Profile is a required feature of DRS.  Profile allows a participant of The Depository Trust Company (“DTC”) claiming to act on behalf of the Holder of American Depositary Shares, to direct the Depositary to transfer to such DTC participant the American Depositary Shares designated by such DTC participant without receipt by the Depositary of such prior written authorization from the Holder to transfer such American Depositary Shares.

(c)

The Company understands the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder is, in fact, authorized to act on behalf of such Holder.  The Company and each Holder agree that the Depositary shall have no liability for relying upon and complying with directions from a DTC participant as set forth above; and the Company shall indemnify and hold harmless the Depositary from and against any liability, expense, damage, loss and judgment arising from or related to the foregoing (including reasonable attorneys fees and expenses and expenses arising from or connected with the enforcement of this provision).  For the avoidance of doubt, (i) the Depositary shall be fully protected by the foregoing limitation of liability and indemnification with respect to reliance upon and compliance with instructions from the DTC participant even if the Depositary's reliance on, and compliance with, such instructions is determined by a final, non-appealable order or judgment of a court of competent jurisdiction to constitute negligence, willful misconduct, breach of any duty owed by the Depositary to such Holder or violation of any law and (ii) the foregoing shall not apply to the manner in which the Depositary carries out actual transfer of the American Depositary Shares which are the subject of the DTC participant’s instruction, which transfer shall continue to be governed by the other applicable terms of this Deposit Agreement.  By way of example and not by way of limitation, if a court determines that the transfer of American Depositary Shares pursuant to a DTC participant’s instruction without obtaining prior authorization from the Holder constitutes negligence, the Depositary will nevertheless be protected under this subparagraph (c); on the other hand, in carrying out such instructions, if the Depositary transfers American Depositary Shares from the wrong account or to the wrong DTC participant, the obligation to indemnify the Depositary shall be determined in accordance with Sections 5.3 and 5.8 of the Deposit Agreement.

CHARGES OF THE DEPOSITARY

EXHIBIT B

The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Deposit Agreement, are as follows:

Service

Rate

By Whom Paid

(1)

Delivery of

$5.00 per 100

Person to whom

Receipts against

American Depositary

Receipts are

deposits of Shares

Shares or portion

delivered

thereof

(2)

Withdrawal of

$5.00 per 100

Person

Deposited

American Depositary

surrendering

Securities against

Share or portion

Receipts

surrender of

thereof

Receipts

(3)

Cash Distribution

a fee, deducted from

Holder of

pursuant to the

the proceeds of the

Receipt

sale of Rights

sale, in an amount

equal to the fee for

delivery of Receipts

which would have been

charged had the Holder

received and exercised

the rights which were

instead sold pursuant

to the Deposit Agreement

and the net proceeds

distributed.

(4)

Distributions

$5.00 per 100

Holder of

in Shares

American Depositary

Receipt

share or portion thereof

if a new Receipt is

issued; $2.00 per 100

American Depositary

Share or portion thereof

if Shares are sold and

the net proceeds distributed.

Other charges and out-of-pocket expenses of the Depositary will be paid for by the Depositary except as specifically provided for in agreements to be entered into between the Depositary and the Company from time to time, except (a) stock transfer or other taxes and other governmental charges, (b) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities, (c) transfer or registration fees for the registration of transfer of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities and (d) charges of the Depositary in connection with the conversion of foreign currency into dollars.